UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2017

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500 Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7 and 8, 2017, the holders of an aggregate of 581,670 shares of restricted stock of OmniComm Systems, Inc. (the “Company”), which were all of the outstanding restricted stock granted by the Company under the Company's 2009 Equity Incentive Plan (the "2009 EIP"), entered into agreements with the Company agreeing to the removal of restrictions on and to accelerate vesting of all outstanding restricted stock granted to them by the Company effective August 3, 2017, the date of the Company’s third quarter Board Meeting. The Board of Directors of the Company approved the removal of the restrictions on and to accelerate the vesting of these shares of restricted stock on, and to be effective as of, August 3, 2017 pending and conditioned upon the written approval of the holders of the restricted stock. As a result of the Board of Director's actions the shares of restricted stock became vested as of the close of business on August 3, 2017 rather than the later dates when such restricted stock would have vested in the normal course. Restricted stock granted under the 2009 EIP typically vest in increments of one-third per year on each of the first three anniversary dates of the grant conditioned on continued employment/service of the holder of the restricted stock, and in the normal course assuming continued employment/service of the holder of the restricted stock, 461,670 shares would have vested in 2018 and 120,000 shares would have vested in 2019.

The accelerated restricted stock included 58,334 shares held by our Executive Chairman, 91,668 shares held by our Executive Vice Chairman, 38,334 shares held by our Chief Executive Officer, 33,334 shares held by our Chief Financial Officer, and 360,000 shares held by our three non-employee directors. The estimated aggregate value of the restricted stock awards being accelerated is approximately $139,601, which amount is based upon the closing price of the Company’s common stock on August 3, 2017 of $0.24 per share.

The decision to remove the restrictions on and accelerate the vesting of these shares of restricted stock was made primarily to reduce cash and non-cash stock-based compensation expense in the Company’s income statement that otherwise likely would be recorded in future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: November 9, 2017	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Financial Officer